Exhibit 10.1

REPURCHASE AGREEMENT

This Repurchase Agreement (this “Agreement”) is made as of the 16 day of April, 2012 by and among AOTS 30, Inc., a Delaware corporation having its offices at 1900 Avenue of the Stars, Suite 310, Los Angeles, CA 90067 (the “Company”) and the stockholder identified on Schedule I  hereto (the “Seller”).

W I T N E S S E T H:

 WHEREAS, the Company entered into a Share Exchange Agreement, dated as of the date of this Agreement with U.S. Mining, Inc., a Delaware corporation (“Mining”) and Jae Myung Cha, the sole shareholder of Mining (the “Shareholder”), a copy of which is attached hereto as Exhibit A (the “Exchange Agreement”) pursuant to which the Company agreed to issue to the Shareholder or any designee of the Shareholder such number of shares of the Company’s common stock, $.0001 par value per share (the “Common Stock”), representing 95% of the Company’s issued and outstanding Common Stock (the “Company Shares”), following the closing of the Share Exchange (as hereinafter defined) in exchange for $50,000 and all of the issued and outstanding capital stock of Mining in accordance with the terms and conditions of the Exchange Agreement (the “Share Exchange”); and

WHEREAS, pursuant to the terms of the Exchange Agreement, simultaneous with, and as a condition to the closing (the “Closing”) of the transactions contemplated by the Exchange Agreement, for an aggregate purchase price equal to $50,000 (the “Purchase Price”), the Company agreed to repurchase from the Seller (1) approximately 6,596,390 shares (which number of shares may be adjusted so the Seller or a designee of the Seller retains 5% of the issued and outstanding shares of Common Stock of the Company following the transactions contemplated by the Share Exchange) (the “Shares”) and (2) warrants to purchase 7,096,390 shares of Common Stock (the “Warrants”, collectively with the Shares, the “Securities”) owned by the Seller as set forth on Schedule I  hereto; and

WHEREAS, the Seller acknowledges that it would benefit from the completion of the transactions contemplated by the Exchange Agreement, and:

WHEREAS, upon delivery of the Purchase Price to the Seller, the Securities shall be immediately cancelled.

NOW, THEREFORE, the parties hereto, hereby agree as follows:

  ARTICLE I
SALE AND PURCHASE OF THE SHARES

1.1.   Cancellation of the Shares and Warrants.  Subject to the terms and conditions of this Agreement, and in reliance upon the representations, warranties, covenants and agreements contained in this Agreement, the Seller agrees to sell and the Company agrees to repurchase and cancel the Securities for the Purchase Price.

1.2.   Closing.  At the Closing, the Seller agrees to execute any and all documents, including but not limited to, stock powers for the stock certificates representing the Shares, as the Company reasonably determines necessary to effect the repurchase and cancellation of the Securities pursuant to the terms of this Agreement and the Company agrees to deliver the Purchase Price to the Seller.

ARTICLE II
REPRESENTATIONS, WARRANTIES AND COVENANTS

The Seller hereby makes the following representations and warranties to, and covenants with the Company, which shall be true and correct through the date of the Closing as if made on that date:

2.1.   The Seller has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and otherwise to carry out Seller’s obligations hereunder. No consent, approval or agreement of any individual or entity is required to be obtained by the Seller in connection with the execution and performance by the Seller of this Agreement or the execution and performance by the Seller of any agreements, instruments or other obligations entered into in connection with this Agreement.

2.2.   The Seller owns the Securities free and clear of any and all liens, claims, encumbrances, preemptive rights, right of first refusal and adverse interests of any kind. Except as contemplated by the Exchange Agreement, the Seller is not a party to any agreement or understanding pursuant to which the Securities are to be transferred.

2.3.   The Seller acknowledges that immediately prior to or following the repurchase and cancellation contemplated hereby, the Company may issue and sell shares of Common Stock to certain purchasers at a per share purchase price that may be lower or higher than the Purchase Price paid for the Shares.

2.4. The Seller is an accredited investor as defined in Rule 501(a) of Regulation D under the Securities Act of 1933.

2.5.  The Seller has had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Company concerning the repurchase and/or cancellation of the Securities and the business, financial condition and results of operations of the Company and all such questions have been answered to the full satisfaction of the Seller.

ARTICLE III
TERMINATION

3.1.   Termination by Mutual Agreement.  This Agreement may be terminated at any time by mutual consent of the parties hereto, provided that such consent to terminate is in writing and is signed by each of the parties hereto.

ARTICLE IV
MISCELLANEOUS

4.1.   Entire Agreement.  This Agreement constitutes the entire agreement of the parties, superseding and terminating any and all prior or contemporaneous oral and written agreements, understandings or letters of intent between or among the parties with respect to the subject matter of this Agreement.  No part of this Agreement may be modified or amended, nor may any right be waived, except by a written instrument which expressly refers to this Agreement, states that it is a modification or amendment of this Agreement and is signed by the parties to this Agreement, or, in the case of waiver, by the party granting the waiver.  No course of conduct or dealing or trade usage or custom and no course of performance shall be relied on or referred to by any party to contradict, explain or supplement any provision of this Agreement, it being acknowledged by the parties to this Agreement that this Agreement is intended to be, and is, the complete and exclusive statement of the agreement with respect to its subject matter.  Any waiver shall be limited to the express terms thereof and shall not be construed as a waiver of any other provisions or the same provisions at any other time or under any other circumstances.

4.2.   Severability.  If any section, term or provision of this Agreement shall to any extent be held or determined to be invalid or unenforceable, the remaining sections, terms and provisions shall nevertheless continue in full force and effect.

4.3.   Notices.  All notices provided for in this Agreement shall be in writing signed by the party giving such notice, and delivered personally or sent by overnight courier, mail or messenger against receipt thereof or sent by registered or certified mail, return receipt requested, or by facsimile transmission or similar means of communication if receipt is confirmed or if transmission of such notice is confirmed by mail as provided in this Section 4.3.  Notices shall be deemed to have been received on the date of personal delivery or telecopy or attempted delivery.  Notice shall be delivered to the parties at the following addresses:

If to the Company:                AOTS 30, Inc.
1900 Avenue of the Stars
Suite 310
Los Angeles, CA 90067
Fax: (310) 843-9389

With a copy to:                     Richardson & Patel, LLP
750 Third Avenue
New York, NY 10170
Attn: David N. Feldman
Fax: (917) 677-8165

If to Seller:                             to the address set forth on Schedule I.

Either party may, by like notice, change the address, person or telecopier number to which notice shall be sent.

4.4.   Governing Law.  This Agreement shall be governed and construed in accordance with the laws of the State of Delaware applicable to agreements executed and to be performed wholly within such State, without regard to any principles of conflicts of law.

4.5.   Waiver of Jury Trial.  EACH PARTY HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN THE EVENT OF ANY SUIT, ACTION OR PROCEEDING TO ENFORCE THIS AGREEMENT OR ANY OTHER ACTION OR PROCEEDING WHICH MAY ARISE OUT OF OR IN ANY WAY BE CONNECTED WITH THIS AGREEMENT OR ANY OF THE OTHER DOCUMENTS.

4.6.   Parties to Pay Own Expenses.  Each of the parties to this Agreement shall be responsible and liable for its own expenses incurred in connection with the preparation of this Agreement, the consummation of the transactions contemplated by this Agreement and related expenses.

4.7.   Successors.  This Agreement shall be binding upon the parties and their respective heirs, executors, administrators, legal representatives, successors and permitted assigns; provided, however, that no party may assign this Agreement or any of its rights under this Agreement without the prior written consent of the other parties.

4.8.   Further Assurances.  Each party to this Agreement agrees, without cost or expense to any other party, to deliver or cause to be delivered such other documents and instruments as may be reasonably requested by any other party to this Agreement in order to carry out more fully the provisions of, and to consummate the transaction contemplated by, this Agreement.

4.9.   Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

4.10.   No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties with the advice of counsel to express their mutual intent, and no rules of strict construction will be applied against any party.

4.11.   Headings.  The headings in the Sections of this Agreement are inserted for convenience only and shall not constitute a part of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

AOTS 30, INC.

By: /s/ Ricahard Rappaport
Richard Rappaport, President

SELLERS
WESTPARK CAPITAL FINANCIAL SERVICES LLC By: /s/ Richard Rappaport Richard Rappaport, CEO & Chairman

SCHEDULE I

Seller	No. of Shares	No. of Warrants	Purchase Price
WestPark Capital Financial Services LLC(1) 1900 Avenue of the Stars Suite 310 Los Angeles, CA 90067	6,596,390(2)	7,096,390	$50,000

(1)
As described in the Exchange Agreement, WestPark Capital Financial Services, LLC may transfer some or all of the Shares to certain principals and employees of WestPark Capital, Inc. in connection with an intended restructuring of the beneficial ownership of the Company’s issued and outstanding securities prior to the closing of the transactions contemplated by the Share Exchange.

(2)
The number of Shares to be cancelled, in accordance with this Agreement, may be adjusted immediately prior to the closing of the transactions contemplated by the Share Exchange so that the Seller or a designee of the Seller retains 5% of the total issued and outstanding shares of Common Stock of the Company following such closing.